UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 9, 2011

PARKWAY PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, MS 39225-4647
(Address of Principal Executive Offices, including zip code)

(601) 948-4091
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, on November 7, 2011, the Company and Steven G. Rogers agreed to an amendment of the Transition Agreement entered into with Mr. Rogers on October 7, 2011. Under the amendment, Mr. Rogers will resign all of his positions with the Company on or about December 1, 2011. The remaining provisions of the Transition Agreement remain in full force and effect.  On November 9, 2011, the Board of Directors approved the acceleration of the effective date of the previously announced appointment of James R. Heistand as President and Chief Executive Officer of the Company and Charles T. Cannada as Chairman of the Board.  These management changes, previously scheduled for January 1, 2012, will become effective upon Mr. Rogers' resignation.

ITEM 8.01.                      Other Events

Parkway Properties, Inc. (“Parkway” or the “Company”) is re-issuing, their historical consolidated financial statements for the years ended December 31, 2010, 2009 and 2008, in connection with the requirements of generally accepted accounting principles (“GAAP”).  GAAP provisions require, among other things, that the results of operations of certain of the Company’s real properties which have been sold or are held for sale, be classified as discontinued operations and segregated in the Company’s Consolidated Statements of Operations.  In compliance with GAAP, the Company has presented the net operating results of those properties sold or classified as held for sale through September 30, 2011, as discontinued operations for all periods presented in the Form 10-Q for the period ended September 30, 2011.  Under SEC requirements, the same reclassification of continuing and discontinued operations as prescribed by GAAP is required for all previously issued annual financial statements for each of the three years shown in the Company’s last Annual Report on Form 10-K (the “Form 10-K”), if those financials are incorporated by reference in subsequent filings with the SEC made under the Securities Act of 1933, even though those financial statements relate to periods prior to the date of the reclassification.  The reclassification has no effect on the Company’s reported balance sheets, stockholders’ equity, or net income (loss) attributable to common stockholders.

This Current Report on Form 8-K updates Items 6, 7 and 8, of the Company’s Form 10-K for the year ended December 31, 2010, to reflect the results of operations for the Company’s real properties which have been sold prior to September 30, 2011 or are held for sale at September 30, 2011, as discontinued operations.  The updated financial information is attached to this Current Report on Form 8-K as Exhibit 99.1.  All other items of the Company’s Form 10-K remain unchanged.  No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above.

ITEM 9.01.                      Financial Statements and Exhibits

(d)           Exhibits.

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Updated financial information for the years ended December 31, 2010, 2009 and 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKWAY PROPERTIES, INC.

Date: November 15, 2011	By:	/s/ Mandy M. Pope
Mandy M. Pope
Executive Vice President and Chief Accounting Officer